Exhibit 99.4

ROCKFORD HOLDINGS CORPORATION
AND SUBSIDIARIES

Consolidated Financial Statements

September 30, 2010

Unaudited

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2010

Unaudited

Assets

Current assets:
Cash and cash equivalents	$26,807,257
Accounts receivable, less allowance for doubtful accounts of $33,000 at September 30, 2010	28,478,188
Costs and estimated earnings in excess of billings	1,744,868
Tax receivable	1,865,100
Deferred tax assets	1,733,505
Prepaid expenses	985,860
61,614,778
Restricted investments	2,400,000
Property and equipment, net	22,667,253
Intangible asset, net	—
Goodwill	3,865,630
Total assets	$90,547,661

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,518,809
Accrued liabilities	9,045,853
Billings in excess of costs and estimated earnings	29,799,938
Current portion of long-term debt	862,615
Current portion of capital lease obligations	1,696,410
44,923,625
Long-term debt	810,741
Long-term capital lease obligations	1,860,893
Deferred tax liabilities	3,882,503
Total liabilities	51,477,762

Stockholders’ equity:
Preferred stock, $.0001 par value. Authorized 5,000 shares; no shares issued and outstanding	—
Common stock, $.0001 par value. Authorized 15,000 shares; issued and outstanding 1,435 shares	—
Additional paid-in capital	14,130,293
Retained earnings	24,939,606
Total stockholders’ equity	39,069,899
Total liabilities and stockholders’ equity	$90,547,661

See accompanying notes to the consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Income

Nine Months ended September 30, 2010

Unaudited

Revenue	$80,008,653
Construction costs	67,292,152
Depreciation and amortization	3,179,602
Loss on sale of property and equipment	175,566
Gross margin	9,361,333
Operating and administrative expenses	8,248,658
Income from operations	1,112,675
Other income (expense):
Interest income	31,346
Interest expense	(292,372)
Income before income taxes	851,649
Income taxes	334,347
Net income	$517,302

See accompanying notes to the consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Nine Months ended September 30, 2010

Unaudited

Cash flows from operating activities:
Net income	$517,302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,179,602
Amortization of intangible assets	—
Loss on sale of property and equipment	15,785
Deferred income taxes	(587,416)
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable, net	(14,979,497)
Costs and estimated earnings in excess of billings	(899,094)
Tax receivable	(1,865,100)
Prepaid expenses	(761,431)
Increase (decrease) in:
Accounts payable, accrued liabilities, and other long-term liabilities	6,058,159
Tax payable	(1,775,587)
Billings in excess of costs and estimated earnings	23,920,817
Net cash provided by operating activities	12,823,540

Cash flows from investing activities:
Proceeds from sale of property and equipment	—
Increase in restricted investments	(350,000)
Purchases of property and equipment	(5,881,414)
Net cash used in investing activities	(6,231,414)

Cash flows from financing activities:
Proceeds from exercise of warrants	—
Payment of dividends	(10,000,000)
Repayments of term debt and capital lease obligations	(3,290,355)
Borrowings from banks and credit facilities	2,217,229
Repayments on bank and credit facilities	—
Net cash used in financing activities	(11,073,126)

Increase (decrease) in cash and cash equivalents	(4,481,000)

Cash and cash equivalents, beginning of year	31,288,257
Cash and cash equivalents, end of year	$26,807,257

Supplemental disclosure of cash flow information:
Cash paid for interest	$292,372
Cash paid for income taxes, net of refunds	2,273,668

Supplemental disclosure of noncash financing information:
Equipment acquired through capital lease	$—

See accompanying notes to the consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2010

Unaudited

(1)                     Nature of Operations

Rockford Holdings Corporation (the Company) was incorporated in the State of Delaware on May 22, 2006. The Company is engaged as a general contractor in the construction of underground pipelines for the transmission of petrol and natural gas transportation.

(2)                     Significant Accounting Policies

(a)               Basis of Presentation

The interim consolidated financial statements include the consolidated results of the Company and its wholly owned subsidiaries, Rockford Corporation and Rocket Directional Drilling, Inc. All significant intercompany transactions have been eliminated. The acquired company (Rockford Corporation) was incorporated in March 1990 as an Oregon corporation.

The interim financial information for the nine months ended September 30, 2010 is unaudited and has been prepared on the same basis as the audited consolidated financial statements.  However, the financial statements contained in this report do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America (“GAAP”) for audited financial statements.  In the opinion of management, the unaudited information includes all adjustments (consisting of normal recurring adjustments) necessary for the fair presentation of the interim financial information.

(b)               Revenue Recognition

Revenue on construction contracts is recognized on the percentage-of-completion method, measured by the ratio of costs incurred to date to estimated total costs. Under this method, the costs incurred and the related revenue are included in the consolidated statements of operations as work progresses.

Contract costs include all direct material, labor, subcontractors and equipment costs and those indirect costs related to contract performance such as indirect labor, insurance and repair costs. General and administrative costs are charged to expense as incurred. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which such adjustments are determined.

Revenue recognized in excess of billings is recorded as “costs and estimated earnings in excess of billings” and billings in excess of revenue recognized is recorded as “billings in excess of costs and estimated earnings” in the accompanying consolidated balance sheet.

The Company evaluates its in-process contracts and recognizes a loss for any forecasted losses as of the end of the reporting period.

Sales taxes collected from customers and recommitted to government authorities are accounted for on a net basis and therefore are excluded from revenues in the accompanying consolidated statements of operations.

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2010

Unaudited

(c)               Use of Estimates

The preparation of interim consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The Company estimates total contract cost and the extent of progress toward completion of contracts and recognizes a loss if the total estimated costs exceed the contracts forecasted revenue. The actual costs to complete the contract and ultimate amount of revenue to be recognized could differ from those estimates. Other significant areas requiring the use of management estimates relate to the collectability of accounts receivable, ongoing valuation of intangible assets including goodwill, warranty accrual, and the estimated useful lives of assets. Actual results may differ from those estimates.

(3)                     Assets and Liabilities Measured at Fair Value

The Company adopted ASC Topic 820, “Fair Value Measurements and Disclosures” (formerly referred to as “Statement of Financial Accounting Standards No. 157”) on January 1, 2008 for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis.  ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•                               Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•                               Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•                               Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of financial instruments within the fair-value hierarchy:

	Total	Level 1	Level 2	Level 3

Cash and cash equivalents	$26,807,257	26,303,307	503,950
Long-term restricted investments	2,400,000	—	2,400,000

Cash and cash equivalents consists of short-term interest bearing instruments with maturities of three months or less at the date of purchase. The carrying amount of these instruments approximates their value due to their short-term maturities. Long-term restricted investments consist of a certificate of deposit with a maturity greater than three months at the date of purchase. As of September 30, 2010, the maturity of the security was less than ten months, as a result, its reported carrying amount approximates its fair value.

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2010

Unaudited

(4)                     Accounts Receivable

At September 30, 2010, accounts receivable are summarized as follows:

Currently due on contracts
	Outstanding	Outstanding	Total
	less than	more than	currently
	90-days	90-days	receivable

Contracts receivable	$26,982,479	391,055	27,373,534

Total
retainage
receivable

Retainage due on contracts	$1,135,644

Management is unaware of any other claims or disputes regarding its contract receivables.

(5)                     Costs and Estimated Earnings on Uncompleted Contracts

Details of uncompleted contracts at September 30, 2010, are as follows:

Costs incurred on uncompleted contracts	$57,182,781
Estimated profit on contracts	8,490,404
Earned contract revenue	65,673,185
Less billings to date	93,728,255
$(28,055,070)

Included in the accompanying consolidated balance sheet under the following captions:

Costs and estimated earnings in excess of billings	$1,744,868
Billings in excess of costs and estimated earnings	(29,799,938)
$(28,055,070)

(6)                     Property and Equipment

		Accumulated	Net book
	Cost	depreciation	value

Light trucks	$3,935,679	1,819,710	2,115,969
Heavy equipment	30,795,134	10,325,334	20,469,800
Office equipment	162,292	80,808	81,484
	$34,893,105	12,225,852	22,667,253

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2010

Unaudited

(7)                     Term Debt

The following term debt obligation was outstanding as of September 30, 2010:

In the period ended September 30, 2010, the Company entered into a revolving line of credit (LOC) with Key Bank in the amount of $12,000,000. The interest rate on the LOC is at the option of the Company and is either at the Prime Rate or LIBOR plus 2.75% and is payable monthly. No amounts were outstanding on the LOC as of September 30, 2010. The LOC expires on January 1, 2011. The LOC is secured by substantially all assets of the Company. The LOC requires that the Company must maintain compliance with certain financial and nonfinancial covenants.

On January 23, 2009, the Company entered into an equipment loan of 36 months with Key Bank, payable in monthly installments, with a variable rate of LIBOR plus 2.75%. The interest rate was 3.25% at September 30, 2010. The loan is collateralized by certain equipment.

On January 23, 2009, the Company entered into an interest rate swap with its lender, Key Bank. The notional amount of the swap is $950,000. Under the transaction Rockford pays a fixed rate of 4.94% and in exchange receives LIBOR plus 2.75%. The swap expires January 15, 2012. Management has determined the value of the swap to be inconsequential as of September 30, 2010.

(8)                     Income Taxes

The effective tax rate for the nine months ended September 30, 2010 was 39.4%.  To determine the quarterly provision for income taxes, the Company uses an estimated annual effective tax rate, which is based on expected annual income, and statutory rates in the various jurisdictions to which the Company is subject.

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The Company does not anticipate any significant increases or decreases in its unrecognized tax benefits within the next twelve months.

The tax years 2007 through 2009 remain open to examination by the United States Internal Revenue Service.  The Company is not currently under examination by the Internal Revenue Service or by a state tax agency.

(9)                     Related-Party Transactions

During the period ended September 30, 2010, the Company paid $99,020 in lease payments for two parcels of land owned by a shareholder of the Company. The remaining lease expires in June 2014.

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2010

Unaudited

(10)              Commitments and Contingencies

(a)               Capital and Operating Leases

The Company leases various equipment and real property, including related-party owned-property (Note 9).  Total rent expense for the period ended September 30, 2010 was $4,713,658, consisting of both rent under noncancelable operating leases and month-to-month rental obligations.

(b)               Collective Bargaining Agreements

The Company is subject to certain collective bargaining agreements with five trade unions including carpenter, labor, teamster, UA welders and journeyman, and operating engineers. The majority of contracts that are worked under are negotiated by the Pipeline Association. Collectively bargained employed personnel constitute approximately 97% of employees. These agreements are negotiated every three years.

The 2006 Pension Protection Act and the Internal Revenue Code established minimum funding requirements and could require us to make additional contributions to the multi-employer pension plans. The Company is not aware of any current additional funding requirements and currently has no plans to withdrawal from any of its multi-employer plans and, accordingly, does not maintain any associated reserves.

(c)                Legal Proceedings

The Company is subject to a variety of other claims and lawsuits that arise from time to time in the ordinary course of business. While the Company currently believes that the resolution of the claims against the Company, individually or in aggregate, will not have a material adverse impact on our financial position, the results of operations, or cash flows, these matters are subject to inherent uncertainties and the Company’s view of these matters may change in the future. Accordingly, the Company has not established a reserve for any of these matters as of September 30, 2010.

(d)               Warranties

In general, warranty terms of contracts cover workmanship for one year after customer acceptance. The Company accrues warranty costs upon the recognition of the related revenues, based on its best estimates, with respect to past experience. The estimated warranty obligation at September 30, 2010 was $394,637, and accordingly, has been reflected in accrued liabilities in the accompanying interim consolidated balance sheet.

(11)              Subsequent Event

On November 12, 2010, the Company completed a merger (“Merger”) with Primoris Services Corporation, a Delaware corporation (“Primoris”) whereby the Company became a wholly-owned subsidiary of Primoris.  The Merger was made effective as of October 1, 2010.

Primoris paid the stockholders of the Company approximately $64.2 million in initial Merger consideration at closing, consisting of the following:  approximately $35 million in cash; 1,605,709 shares of unregistered Primoris stock with a defined value of $12.5 million; and a subordinated convertible

ROCKFORD HOLDINGS CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2010

Unaudited

promissory note in the principal amount of approximately $16.7 million.  In addition, if the Company attains certain specified financial goals for the fiscal years ending December 31, 2010, 2011 and 2012, Primoris agreed to pay the stockholders of the Company an additional $18.4 million in earnout consideration, payable in cash and shares of unregistered Primoris common stock.  As a result, and assuming that the earnout consideration is earned, the total consideration payable to the stockholders of the Company, pursuant to the Merger agreement would be approximately $82.6 million.